UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 21, 2012

SBT Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

000-51832	20-4343972
(Commission File Number)	(IRS Employer Identification No.)

760 Hopmeadow Street, P.O. Box 248, Simsbury, CT	06070
(Address of Principal Executive Offices)	(Zip Code)

(860) 408-5493
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2012, the Board of Directors (the “Board”) of SBT Bancorp, Inc. (the “Company”) adopted a resolution to amend the Company’s bylaws (the “Bylaws”) to increase the time for receipt of shareholder proposals and nominations by the Company from the previous period between 90 and 130 days to a revised period between 90 and 180 days before annual meetings of shareholders.  Accordingly, in Section 2 of Article III and Section 4 of Article IV of the Bylaws, each reference to 130 days was amended to 180 days.  The amendment to the Bylaws was effective upon adoption by the Board on March 21, 2012.

In connection with the amendment to the Bylaws, the Board adopted the Amended and Restated Bylaws, effective as of March 21, 2012, attached hereto as Exhibit 3(ii) and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3(ii)	Amended and Restated Bylaws of SBT Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBT BANCORP, INC.

	By:	/s/ Anthony F. Bisceglio
	Title:	Executive Vice President and
Chief Financial Officer

Dated: March 22, 2012

EXHIBIT INDEX

Exhibit No.	Description

3(ii)	Amended and Restated Bylaws of SBT Bancorp, Inc.